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                             [MBf USA, INC. LOGO]
NASDAQ - MBFA


                             FOR IMMEDIATE RELEASE
                      MBf USA, INC. ANNOUNCES SATISFACTION

               OF FINAL STIPULATION OF NASDAQ TEMPORARY EXCEPTION
                  COMMON STOCK TO TRADE UNDER THE SYMBOL MBFA

Itasca, IL -- January 5, 1996 -- MBf USA, Inc. (The Nasdaq SmallCap Stock Market:MBFDC) today announced that as a result of its Common Stock maintaining a minimum bid price in excess of the minimum Nasdaq requirement for the ten consecutive trading days commencing December 18, 1995 post the Company's one-for-ten reverse split, it has satisfied the final stipulation for the removal of its "temporary exception" status by The Nasdaq Stock Market.

At the open of trading on Monday, January 8, 1996, the Company's Common Stock will begin trading on The Nasdaq SmallCap Stock Market under its regular ticker symbol MBFA.

MBf USA, Inc. and its subsidiaries market Glovetex(R) brand and OEM medical examination gloves in the United States and the world famous Playboy(R) brand condoms internationally.


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CONTACT:                         -or-      MBf USA's INVESTOR RELATIONS COUNSEL:
MBf USA, INC.                              The Equity Group Inc.
Edward J. Marteka, President               Terry Hosmer    (212) 836-9610
Stephen Tan, CFO                           Linda Latman    (212) 836-9609
(708) 285-9191